EXHIBIT 10.66

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and executed as of November 14, 2003, by and between WINCUP HOLDINGS, INC., a Delaware corporation (“Lessee”), as successor-in-interest to Polar Plastics (NC), Inc. (“Polar”), and POL (NC) QRS 15-25, Inc., a Delaware corporation (“Lessor”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Lease Agreement dated February 25, 2003, Lessor leased to Polar and Polar leased from Lessor certain property situate in Mooresville, North Carolina; and

WHEREAS, pursuant to the terms of that certain Assignment and Assumption of Lease dated as of the date hereof, Polar assigned to Lessee and Lessee assumed from Polar all of Polar’s rights, title and interest in, under and to the Lease; and

WHEREAS, Lessor and Lessee desire to modify and amend the Lease as more particularly described herein.

NOW, THEREFORE, incorporating the recitals hereinabove set forth by reference and intending to be legally bound hereby, and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. In Section 2, the definition of “Credit Agreement” is hereby deleted and replaced with the following:

“Credit Agreement” shall mean that certain Fourth Amended and Restated Revolving Credit and Security Agreement dated December 26, 2001 among, inter alia, Tenant, as a borrower, and the financial institutions which were or thereafter become a party thereto as lenders, and all amendments, modifications, supplements and restatements thereof, and any agreement pursuant to which the credit facilities evidenced thereby or any refinancings thereof are refinanced.

2. In Section 2, the following definition is hereby inserted:

“Guarantor” shall mean Radnor Holdings Corporation, a Delaware corporation.

3. In Section 2, the following definition is hereby inserted:

“Guarantor Sublease” shall mean an Approved Sublease of the Leased Premises by and between Tenant and Guarantor.

4. In Section 2, the definition of “Guaranty” is hereby deleted and replaced with the following:

“Guaranty” shall mean that Guaranty and Suretyship Agreement, dated as of November 14, 2003, by and between Guarantor and Landlord.”

5. In Section 2, the definition of “LTD Molds” is hereby deleted and replaced with the following:

“LTD Molds” shall mean those molds formerly owned by Polar Plastic Ltd. and formerly subject to the Equipment Lease (Molds) dated September 10, 2000 by and between Polar Plastic Ltd. and Polar Plastics (NC) Inc.

6. The first sentence of Section 16(a)(v) is hereby deleted and replaced with the following:

“Business Interruption and Extra Expense Insurance at limits to cover 100% of losses and/or expenses incurred from the time of loss.”

7. The following is hereby inserted as Section 28(c):

“Landlord, Lender and their respective agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Tenant, (ii) any copies of any books and records of Tenant, and any financial statements of Tenant pursuant to Paragraph 28 which are delivered to or received by them and which are conspicuously stamped “CONFIDENTIAL”. The restrictions contained in this Paragraph 28(c) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

(i) Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

(ii) Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

(iii) That has been publicly disclosed other than by breach of this Paragraph 28(c) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender to abide by the provisions of this Paragraph 28(c);

(iv) To counsel, accountants or consultants for such other Person who has agreed to abide by the provisions of this Paragraph 28(c) or counsel, accountants or consultants for Lender or Landlord;

(v) While an Event of Default exists, in connection with the exercise of any right or remedy under this Lease or any other related document;

(vi) Independently developed by Landlord or Lender to the extent that confidential information provided by Tenant is not used to develop such information;

(vii) To any third party who enters into a confidentiality agreement with Landlord for the benefit of Tenant;

(viii) With respect to financial information and information that Landlord or its attorneys deem to be material in any reporting to the shareholders of Landlord or the shareholders or prospective shareholders (whether through a registered public offering or otherwise) of Landlord’s parent company;

(ix) In connection with any sale or financing of the Leased Premises, provided that any recipient of such information who is a prospective purchaser of the Leased Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord’s parent company) shall agree to be bound by the terms of Paragraph 28(c);

(x) In connection with the securitization and/or sale of a Loan or interests therein by a Lender; or

(xi) As otherwise required by Law.”

8. Section 36 is hereby deleted and replaced with the following:

“LTD Molds. As further security for the full payment and performance of Tenant’s obligations under this Lease (and as a material inducement to Landlord to enter into this Lease), Tenant grants to Landlord a security interest in favor of Landlord in all of the LTD Molds and any proceeds thereof or replacements thereto, to the full extent that the LTD Molds may be subject to the Uniform Commercial Code, which security interest shall be subject and subordinate to any security interest maintained thereon by Tenant’s lender(s) under the Credit Agreement. In connection therewith, Landlord shall have the right to file financing statements in order to perfect its security interest in the LTD Molds in the appropriate jurisdiction(s) in accordance with the Uniform Commercial Code and Tenant shall cooperate and execute any and all documents evidencing and perfecting Landlord’s security interest in the LTD Molds. If an Event of Default shall occur and be continuing, Landlord, in addition to any other rights and remedies which it may have under this Lease, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the LTD Molds or any part thereof, and to take such other measures as Landlord may deem necessary for the care, protection and preservation of the LTD Molds, subject in each case to the rights of Tenant’s lender(s) under the Credit

Agreement. In connection with the foregoing grant of security interest, Tenant covenants and agrees that it shall not cause or permit the LTD Molds to be removed from the Leased Premises at any time during the Term of the Lease without the express written consent of Landlord except as may be required in connection with the repair or replacement of the LTD Molds.”

9. Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease.

10. All undefined capitalized terms used herein shall have the same meanings as set forth in the Lease.

11. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

12. This Amendment and the Lease together contain the entire understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing and executed by the party or parties making such representations, warranties or guarantees. Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto intending to be legally bound and to so bind their respective representatives, successors and assigns, set their hands and seals the day and year first above written.

LESSOR:

POL (NC) QRS 15-25 INC.

By:	/s/ Gordon J. Whiting

Name: Gordon J. Whiting
Title: Executive Director

LESSEE:

WINCUP HOLDINGS, INC.

By:	/s/ CJ Williamson

Name: C Williamson
Title: VP & Corporate Counsel